UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Rhythm Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on April 1, 2024 (the “Original 8-K”), on April 1, 2024, the Company entered into an Investment Agreement (the “Investment Agreement”) with certain affiliates of Perceptive Advisors LLC (“Perceptive”) and certain other investors (each, an “Investor” and collectively, the “Investors”), relating to the issuance and sale of 150,000 shares of a new series of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”), for an aggregate purchase price of $150,000,000, or $1,000 per share (the “Issuance”).

On April 15, 2024, the closing of the Issuance (the “Initial Issue Date”) took place, and the Company entered into that certain Registration Rights Agreement with the Investors, pursuant to which the Company granted the Investors certain customary registration rights with respect to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of Convertible Preferred Stock.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is which is attached as Exhibit B to Exhibit 10.1 to the Original 8-K, and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained below in Item 5.03 regarding the Certificate of Designations is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Initial Issue Date, on April 15, 2024, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, effective the same day. As previously disclosed, the Convertible Preferred Stock will rank senior to the shares of the Company’s Common Stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Convertible Preferred Stock will initially have a liquidation preference of $1,000 per share; provided that the liquidation preference in dissolution or upon a change of control shall be increased to be 175% of the then applicable liquidation preference, as described in the Certificate of Designations. Holders of the Convertible Preferred Stock will be entitled to a regular dividend (the “Dividend”), at the rate of, (a) for the period beginning on, and including, the Initial Issue Date and ending on, but excluding, the second anniversary of the Initial Issue Date, 0.00% per annum and (b) for the period beginning on, and including, the second anniversary of the Initial Issue Date, six percent 6.00% per annum, compounding quarterly, paid-in-kind or paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations. In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Convertible Preferred Stock.

The foregoing description Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

The information contained in Items 1.01 and 5.03 regarding the Initial Issue Date is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: April 16, 2024	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer